EXHIBIT 10.18

WINMARK

C O R P O R A T I O N
December 8, 2004
Steve Jacobs
Wireless Ronin Technologies, Inc.
14700 Martin Drive
Eden Prairie, MN 55344
Dear Steve:
This letter represents an understanding of our lease transaction with Wireless Ronin Technologies, Inc. and yourself as full guarantor of the lease payments.
Terms:
Wireless Ronin Technologies, Inc. (the “Company”) certifies they have clear title on all equipment listed on the Attachment A. Winmark will extend a hardware-only line of credit for $150,000; hardware of $109,706 to be a buy lease back and an additional $40,294 to be furniture or technology hardware. The lease will commence after all of the equipment has been installed and the $150,000 line of credit has been used.
This personal guarantee from Steve Jacobs will be removed, at the sole discretion of Winmark, when the Company has had a satisfactory infusion of cash to provide for lease payments.
Additional software can be added on an additional lease schedule upon cash infusion and the removal of the personal guarantee.
At closing, Winmark Corporation will advance Wireless Ronin Technologies, Inc. $104,740 for value of installed hardware less the security deposit of $4,966.
Agreed to by:

Sign:	/s/ Stephen E. Jacobs	Sign:	/s/ John L. Morgan

Date:	12/8/04		Date:12/08/04

	Stephen E. Jacobs		John L. Morgan
	Wireless Ronin Technologies, Inc.		Winmark Corporation

4200 Dahlberg Drive, Suite 100, Minneapolis, MN 55422-4837
Phone (763) 520-8500  Fax (763) 520-8410  WWW.WINMARKCORPORATION.COM